UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2006

AMEDISYS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24260	11-3131700
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

5959 S. Sherwood Forest Blvd., Baton Rouge, Louisiana 70816

(Address of principal executive offices, including zip code)

(225) 292-2031

(Registrant’s telephone number, including area code)

11100 Mead Road, Suite 300, Baton Rouge, Louisiana 70816

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Effective December 20, 2006, Amedisys, Inc. (the “Company”) terminated its Credit Agreement with Wachovia Bank, National Association, as Administrative Agent, and General Electric Capital Corporation, as Syndication Agent, dated as of July 11, 2005, and all amendments thereto. The terminated credit agreement was filed as Exhibit 4.1 to the Company’s Quarterly Report for the period ended June 30, 2005. The most recent amendment to the credit agreement was filed as Exhibit 4.2 to the Company’s Quarterly Report for the period ended June 30, 2006. The Company incurred no penalties as a result of the termination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEDISYS, INC.
(Registrant)

By:	/s/ Donald Loverich, Jr.
Name:	Donald Loverich, Jr.
Title:	Principal Accounting Officer and Treasurer (Principal Financial Officer)

Date: December 21, 2006